Exhibit 10.1

AMENDED AND RESTATED CONTINENTAL RESOURCES, INC.
2013 LONG-TERM INCENTIVE PLAN
Article I
PURPOSE
Section 1.1    Purpose. This Amended and Restated Continental Resources, Inc. 2013 Long-Term Incentive Plan (the “Plan”) is established by Continental Resources, Inc., an Oklahoma corporation (the “Company”) to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success. Toward these objectives, the Plan provides for the grant of Options, Restricted Stock Awards, Bonus Stock Awards, SARs, RSUs, Performance Awards, Annual Incentive Awards, Dividend Equivalents and Other Bonus Awards to Eligible Employees and the grant of Nonqualified Stock Options, Restricted Stock Awards, Bonus Stock Awards, SARs, RSUs, Performance Awards, Dividend Equivalents and Other Bonus Awards to Consultants and Eligible Directors, subject to the conditions set forth in the Plan and as such capitalized terms are defined below.
Section 1.2    Establishment and Amendment. The Plan was originally adopted by the Board to be effective on May 23, 2013, the date approved by the Company’s shareholders (the “Original Effective Date”). The Plan is now being amended and restated as of March 26, 2019 (the “Effective Date”) to show the number of shares of Common Stock remaining available for issuance pursuant to the Plan, to reflect certain changes in the law, to clarify the intent of the parties to ensure the proper administration of the Plan, and to update certain provisions of the Plan to ensure its proper operation. The Plan is effective from the Effective Date until May 22, 2023, unless earlier terminated pursuant to the provisions Section 12.1. Notwithstanding any termination of the Plan, the Plan shall continue in effect until all matters relating to the payment and administration of outstanding Awards have been settled but no Awards may be granted under this Plan after May 22, 2023.
ARTICLE II
DEFINITIONS
Section 2.1     “Affiliated Entity” means any corporation, partnership, limited liability company or other form of legal entity in which a majority of the partnership or other similar interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control a managing director or a general partner of such partnership or limited liability company.
Section 2.2    “Annual Incentive Award” means a conditional right granted to an Eligible Employee under Article IX of this Plan.

Section 2.3    “Award” means, individually or collectively, any Option, Restricted Stock Award, Bonus Stock Award, SAR, RSU, Performance Award, Annual Incentive Award, Dividend Equivalent or Other Bonus Award granted under the Plan to an Eligible Employee or any Nonqualified Stock Option, Restricted Stock Award, Bonus Stock Award, SAR, RSU, Performance Award, Dividend Equivalent or Other Bonus Award granted under the Plan to a Consultant or an Eligible Director pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.
Section 2.4    “Award Agreement” means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.
Section 2.5    “Board” means the Board of Directors of the Company.
Section 2.6    “Bonus Stock Award” means an Award of unrestricted shares of Common Stock granted under Section 6.3.
Section 2.7    “Change of Control Event” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following:
(i)    The consummation of an agreement to acquire or a tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by any person, of 50% or more of either (x) the then outstanding shares of Common Stock (the “Outstanding Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions and transactions shall not constitute a Change of Control Event: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (D) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B), and (C) of subsection (iii) below, or (E) any transaction in which Outstanding Stock or Outstanding Company Voting Securities are issued, sold or transferred to an Excluded Person;
(ii)    Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board;
(iii)    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, all the following are true: (A) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then outstanding shares of common stock or common equity interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no person (excluding any employee benefit plan (or related trust) of the Company, an Excluded Person or the entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination, and (C) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(iv)    Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the definition above, with respect to any award subject to the limitations and requirements of the Nonqualified Deferred Compensation Rules, a “Change of Control Event” for purposes of triggering the exercisability, settlement or other payment or distribution of such Award shall not occur unless a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation”, as defined in section 1.409A-3(i)(5) of the Treasury Regulations, has also occurred.
Section 2.8    “Change of Control Value” shall equal the amount determined in clause (a), (b) or (c), whichever is applicable, as follows: (a) the per share price offered to shareholders of the Company in any merger, consolidation, sale of assets or dissolution transaction, (b) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Change of Control Event takes place, or (c) if such Change of Control Event occurs other than pursuant to clause (a) or (b) of this Section 2.8, the fair market value per share of the shares that may otherwise be obtained with respect to applicable Grants or to which such Grants track, as determined by the Committee as of the date determined by the Committee to be the date of the cancellation and surrender of applicable Grants. In the event that the consideration offered to shareholders of the Company in any transaction described in Section 11.3 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.
Section 2.9    “Code” means the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.
Section 2.10    “Committee” means the Compensation Committee of the Board, provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more Qualified Members. Notwithstanding the foregoing sentence, (a) with respect to (i) powers to grant and establish the terms of Awards to Eligible Directors and (ii) all other powers that are reserved to the Board under the Plan, and (b) to the extent the Board elects to administer this Plan, references to “Committee” shall be deemed to be references to Board.
Section 2.11    “Common Stock” means the common stock, par value $.01 per share, of the Company, and after any substitution, such other stock as shall be substituted therefore as provided in Article XI.

Section 2.12    “Company” means Continental Resources, Inc., an Oklahoma corporation.
Section 2.13    “Consultant” means any person who is engaged by the Company, a Subsidiary or an Affiliated Entity to render consulting or advisory services.
Section 2.14    “Date of Grant” means the date on which the grant of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.
Section 2.15    “Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. For purposes of this Plan, the determination of Disability shall be made in the sole and absolute discretion of the Committee.
Section 2.16    “Dividend Equivalent” means a right, granted to an Eligible Employee, a Consultant or an Eligible Director under Section 10.1, to receive cash, Common Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments.
Section 2.17    “EBITDA” means earnings before interest, taxes, depreciation and amortization.
Section 2.18    “Effective Date” means March 26, 2019.
Section 2.19    “Eligible Employee” means any employee of the Company, a Subsidiary, or an Affiliated Entity as approved by the Committee; provided, however that any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an Award that may be settled in Common Stock. An employee on leave of absence may be considered as still in the employ of the Company, a Subsidiary or an Affiliated Entity for purposes of eligibility for participation in this Plan.
Section 2.20    “Eligible Director” means any member of the Board who is not an employee of the Company, a Subsidiary or an Affiliated Entity.
Section 2.21    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
Section 2.22    “Excluded Person” means (i) Harold G. Hamm (“Hamm”), (ii)  any of Hamm’s lineal descendants, (iii) Hamm’s guardian or other legal representative of Hamm or Hamm’s estate, (iv) any trust of which at least one of the trustees is Hamm, or the principal beneficiaries of which are any one or more of the persons or entities described in clause (i) through (iii) above, (v) any person or entity that is controlled by any one or more of the persons or entities described in clause (i) through (iv) above, (vi) any group (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder) that includes one or more of the persons or entities described in clauses (i) through (v) above, provided that such persons and entities described in clauses (i) through (v) above control more than 50% of the voting power of such group.

Section 2.23    “Fair Market Value” means (A) during such time as the Common Stock is registered under section 12 of the Exchange Act, the closing price of the Common Stock as reported by an established stock exchange or automated quotation system on the day for which such value is to be determined, or, if no sale of the Common Stock shall have been made on any such stock exchange or automated quotation system that day, on the next preceding day on which there was a sale of such Common Stock, or (B) during any such time as the Common Stock is not listed upon an established stock exchange or automated quotation system, the mean between dealer “bid” and “ask” prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc., or (C) during any such time as the Common Stock cannot be valued pursuant to (A) or (B) above, the fair market value shall be as determined by the Committee in a manner that complies with the Nonqualified Deferred Compensation Rules, considering all relevant information including, by example and not by limitation, the services of an independent appraiser.
Section 2.24    “Grants” means, collectively, outstanding Awards.
Section 2.25    “Immediate Family Members” means a Participant’s spouse, children or grandchildren.
Section 2.26    “Incentive Stock Option” means an Option intended to be and designed as an incentive stock option within the meaning of section 422 of the Code.
Section 2.27    “Incumbent Board” means the portion of the Board constituted of the individuals who are members of the Board as of the Effective Date and any other individual who becomes a director of the Company after the Effective Date and whose election or appointment by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board.
Section 2.28    “Nonqualified Deferred Compensation Rules” means section 409A of the Code, as amended, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.
Section 2.29    “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.
Section 2.30    “Option” means an Award granted under Article V of the Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.
Section 2.31    “Other Bonus Awards” means Awards granted to an Eligible Employee, a Consultant or an Eligible Director under Section 10.2 hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock, including cash Awards.

Section 2.32    “Participant” means an Eligible Employee, a Consultant or an Eligible Director to whom an Award has been granted under the Plan.
Section 2.33    “Performance Award” means a right, granted to an Eligible Employee, a Consultant or an Eligible Director under Section 9.1(a) of the Plan, to receive Awards based upon performance criteria specified by the Committee.
Section 2.34    “Plan” means this Amended and Restated Continental Resources, Inc. 2013 Long-Term Incentive Plan.
Section 2.35    “Qualified Member” means a member of the Board who is (i) a “non-employee director” within the meaning of Rule 16b-3(b)(3), and (ii) “independent” under the listing standards or rules of the securities exchange upon which the Common Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.
Section 2.36    “Recapitalization” means the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure.
Section 2.37    “Restricted Stock Award” means an Award of shares of Common Stock subject to a risk of forfeiture, restrictions on transferability and any other restrictions imposed by the Committee in its discretion granted to an Eligible Employee, a Consultant or an Eligible Director under Article VI of the Plan.
Section 2.38    “Restriction Period” means the specified period during which a Restricted Stock Award is subject to restrictions, including continued employment and service conditions and/or performance conditions, imposed by the Committee in its discretion.
Section 2.39    “Retirement” means the termination of an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity on or after attaining age 62.
Section 2.40    “RSU” means a right to receive Common Stock, cash, or a combination of both at the end of a specified period granted to an Eligible Employee, a Consultant or an Eligible Director under Article VIII of the Plan.
Section 2.41    “SAR” means a stock appreciation right, which is the right to receive an amount equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the grant price of the SAR, granted to an Eligible Employee, a Consultant or an Eligible Director under Article VII of the Plan.
Section 2.42    “SEC” means the Securities and Exchange Commission.
Section 2.43    “Securities Act” means the Securities Act of 1933, as amended.
Section 2.44    “Subsidiary” shall have the same meaning set forth in section 424 of the Code.

ARTICLE III
ADMINISTRATION
Section 3.1    Administration of the Plan. The Board shall have the power and authority to administer the Plan and may delegate such authority to a Committee comprised of members of the Board. The Board has, by resolution, appointed the Committee to administer the Plan and has delegated its powers described under this Section 3.1 for purposes of Awards granted to Eligible Employees and Consultants. Pursuant to Section 3.2, the Committee shall also be authorized to administer Awards granted by the Board to Eligible Directors.
Subject to the provisions of the Plan and Rule 16b-3 promulgated under the Exchange Act and except as provided otherwise in Section 3.3, the Committee shall have exclusive power to:
(a)    Select Eligible Employees and Consultants to participate in the Plan;
(b)    Determine the time or times when Awards will be made to Eligible Employees and Consultants;
(c)    Determine the form of an Award, whether an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, Bonus Stock Award, SAR, RSU, Performance Award, Annual Incentive Award, Dividend Equivalents or Other Bonus Award, the number of shares of Common Stock or Performance Awards subject to the Award, the amount and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting and any terms requiring forfeiture of Awards in the event of termination of the Participant’s employment or service relationship, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Committee;
(d)    Determine whether Awards will be granted singly or in combination;
(e)    Accelerate the vesting, exercise or payment of an Award or the performance period of an Award (provided, however, that the Committee shall not have any discretion to accelerate or modify any term or condition of any Award subject to the limitations and requirements of the Nonqualified Deferred Compensation Rules if such acceleration or modification would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules);
(f)    Determine whether and to what extent an Annual Incentive Award may be deferred, either automatically or at the election of the Participant or the Committee;
(g)    Construe the respective Award Agreements and the Plan;
(h)    Delegate its duties under the Plan (including but not limited to the authority to grant Awards) to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties where such delegation would violate state corporate law, or with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Employees or Eligible Directors who are subject to section 16(b) of the Exchange Act; and

(i)    Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.
Section 3.2    Grants to Eligible Directors. The Board shall have the exclusive power to select Eligible Directors to participate in the Plan and to determine the number of Nonqualified Stock Options, Restricted Stock Awards, Bonus Stock Awards, SARs, RSUs, Performance Awards, Dividend Equivalents or Other Bonus Awards awarded to Eligible Directors selected for participation and the terms of such Awards. The Committee shall administer all other aspects of the Awards made to Eligible Directors. For purposes of the Plan, references to the “Committee” shall be deemed to be references to the Board with respect to the powers reserved exclusively to the Board pursuant to this Section.
Section 3.3    Committee to Make Rules and Interpret Plan. The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan, as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any Awards and all decisions and determinations by the Board with respect to the Plan shall be final, binding, and conclusive on all parties.
Section 3.4    Section 16 Provisions. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to any Eligible Employee or Eligible Director who is then subject to section 16 of the Exchange Act in respect of the Company shall be taken by a committee of, and approved by, the Board that shall be comprised solely of two or more “non-employee directors” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act. For the avoidance of doubt, the full Board may also take any action relating to an Award granted or to be granted to any Eligible Employee or Eligible Director who is then subject to Section 16 of the Exchange Act in respect of the Company.
Section 3.5    Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Affiliate Entities, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any of its Affiliate Entities acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.
Section 3.6    Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any of its Affiliate Entities operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Company’s Affiliate Entities shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Employees, Eligible

Directors or Consultants outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4.1(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.
ARTICLE IV
SHARES SUBJECT TO THE PLAN
Section 4.1    Shares Subject to the Plan.
(a)    As of the Effective Date, there are 12,983,543 shares of Common Stock available for issuance pursuant to the Plan (such number of which was calculated by subtracting the number of shares that have been delivered under the Plan since the Original Effective Date taking into account the appropriate counting procedures adopted for the Plan from the maximum number of shares that were approved by the Company’s shareholders). As of the Effective Date, the number of shares of Common Stock that may be granted as Incentive Stock Options is 12,983,543. The share limitations of this Section 4.1(a) shall be subject to the adjustment provisions of Article XI.
(b)    Common Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Common Stock, (ii) shares of Common Stock held in the treasury of the Company, or (iii) previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.
(c)    No Award may be granted if the number of shares of Common Stock to be delivered in connection with such Award exceeds the number of shares of Common Stock remaining available under this Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Common Stock actually delivered differs from the number of shares previously counted in connection with an Award.
Section 4.2    Annual Limitations on Grant of Certain Awards.
(a)    Subject to Article XI, the aggregate number of shares of Common Stock made subject to the grant of Options and/or SARs to any Eligible Employee in any calendar year may not exceed 500,000 shares, subject to the adjustment provisions of Article XI.
(b)    Subject to Article XI, the aggregate number of shares of Common Stock made subject to the grant of Restricted Stock Awards, RSUs and Performance Awards to any Eligible

Employee in any calendar year may not exceed 500,000, subject to the adjustment provisions of Article XI.
(c)    The maximum amount made subject to the grant of Annual Incentive Awards to any Eligible Employee in any calendar year may not exceed $10,000,000.
Section 4.3    Availability of Shares Not Issued under Awards. Shares of Common Stock subject to an Award under this Plan that expire or are canceled, forfeited, surrendered, exchanged, settled in cash or otherwise terminated, including (i) shares forfeited with respect to Restricted Stock Awards, and (ii) shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on Restricted Stock Awards or the exercise of Options or SARs granted under the Plan or upon any other payment or issuance of shares under the Plan, will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation. Notwithstanding the foregoing, the following shares of Common Stock will not be available for future Awards under this Plan: (i) shares withheld, or otherwise tendered by Participants, as full or partial payment to the Company upon the exercise of Options granted under this Plan; or (ii) shares reserved for issuance upon the grant of SARs to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs.
Section 4.4    Shares Available Following Certain Transactions. In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may, if and to the extent determined by the Board and subject to compliance with applicable stock exchange requirements, be used for Awards under the Plan and shall not reduce the shares authorized for issuance under the Plan (and shares subject to such Awards shall not be added to the shares available for issuance under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not, prior to such acquisition or combination, employed by (and who were not non-employee directors or consultants of) the Company or any of its Subsidiaries immediately prior to such acquisition or combination.
Section 4.5    Prohibition on Repricing. Subject to Article XI of the Plan, neither the Committee nor the Board shall, without the approval of shareholders, amend the terms of previously granted Options or SARs, or cancel outstanding Options or SARs, in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the originally granted Options or SARs.

Section 4.6    Miscellaneous.
(a)    To the extent not already specified in the Plan, the Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.
(b)    Separate certificates or a book-entry registration representing shares of Common Stock shall be delivered to a Participant upon the exercise of any Option.
(c)    The maximum term of any Award shall be ten years.
ARTICLE V
STOCK OPTIONS
Section 5.1    Grant of Options. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to Eligible Employees, Consultants and Eligible Directors. In addition, the Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Incentive Stock Options to Eligible Employees. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 5.2.
Section 5.2    Conditions of Options. Each Option so granted shall be subject to the following conditions:
(a)    Exercise Price. As limited by Section 5.2(e) below, each Option shall state the exercise price which shall be set by the Committee at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant.
(b)    Form of Payment. The exercise price of an Option may be paid by any of the following methods as permitted by the Committee: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) by delivering shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the exercise price; (iii) by net issue exercise, pursuant to which the Company will issue a number of shares of Common Stock as to which the Option is exercised, less a number of shares with a Fair Market Value as of the date of exercise equal to the exercise price; or (iv) a combination of the foregoing. In addition to the foregoing, the Committee may permit an Option granted under the Plan to be facilitated by a broker-dealer acting on behalf of a Participant through procedures approved by the Committee.
(c)    Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Agreement. Exercise of an Option shall be by written notice to the Secretary of the Company at least two business days in advance of such exercise stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price and all applicable taxes.
(d)    Other Terms and Conditions. Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by the Company, its Subsidiaries, or an Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (vi) the achievement by the Company of specified performance criteria; and (vii) non-compete and protection of business matters.
(e)    Special Restrictions Relating to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall only be granted to Eligible Employees who provide services to the Company or any parent or subsidiary corporation (as defined in section 424 of the Code). To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. Except as otherwise provided in sections 421 or 422 of the Code, an Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.
(f)    Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.
(g)    Shareholder Rights. No Participant shall have a right as a shareholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.
(h)    Options and Rights in Substitution for Options Granted by Other Employers. Options and SARs may be granted under the Plan from time to time in substitution for options and such rights held by individuals providing services to corporations or other entities who become

Eligible Employees, Consultants, or Eligible Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliated Entity.
ARTICLE VI
RESTRICTED STOCK AND BONUS STOCK AWARDS
Section 6.1    Grant of Restricted Stock and Bonus Stock Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award and/or Bonus Stock Awards to Eligible Employees, Consultants or Eligible Directors. Restricted Stock Awards and Bonus Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Restricted Stock Award and Bonus Stock Award shall be subject to an Award Agreement setting forth the terms of such Award and may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates. The purchase price, if any, for shares of Common Stock issued in connection with a Restricted Stock Award shall be determined by the Committee, in its sole discretion.
Section 6.2    Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:
(a)    Restriction Period. The Committee shall determine the Restriction Period or Periods that shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof, which shall require the Eligible Employee, Consultant or Eligible Director to remain in the employment of, or to provide continued services to, as applicable, the Company, a Subsidiary, or an Affiliated Entity for a prescribed period or which shall require the achievement by the Company of specified performance criteria, as may from time to time be specified by the Committee. At the end of the Restriction Period, assuming the fulfillment of any specified vesting conditions, such restrictions as have been imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof. In addition to acceleration of vesting upon the occurrence of a Change of Control Event as provided in Section 11.4, the Committee may, in its discretion, accelerate the vesting of a Restricted Stock Award in the case of the death, Disability or Retirement of the Participant who is an Eligible Employee or resignation of a Participant who is a Consultant or an Eligible Director.
(b)    Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.
(c)    Rights as Shareholders. The Committee may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a shareholder with respect to the shares, including, but not by way of limitation, the right to receive dividends. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under this Plan or deferred without interest to the date of vesting of the associated Restricted Stock Award. Unless otherwise determined by the Committee, if any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.
Section 6.3    Conditions of Bonus Stock Awards. Each Bonus Stock Award granted to a Participant shall constitute a transfer of unrestricted shares of Common Stock on such terms and conditions as the Committee shall determine. Bonus Stock Awards shall be made in shares of Common Stock and need not be subject to performance criteria or objectives or to forfeiture. The purchase price, if any, for shares of Common Stock issued in connection with a Bonus Stock Award shall be determined by the Committee in its sole discretion.
ARTICLE VII
STOCK APPRECIATION RIGHTS
Section 7.1    Grant of SARs. The Committee may from time to time, in its sole discretion, subject to the provisions of the Plan and subject to other terms and conditions as the Committee may determine, grant an SAR to any Eligible Employee, Consultant or Eligible Director. SARs may be granted in tandem with an Option, in which event, the Participant has the right to elect to exercise either the SAR or the Option. Upon the Participant’s election to exercise one of these Awards, the other tandem Award is automatically terminated. SARs may also be granted as an independent Award separate from an Option. Each grant of an SAR shall be evidenced by an Award Agreement executed by the Company and the Participant and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of the Plan. The exercise price of the SAR shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR.
Section 7.2    Exercise and Payment. SARs granted under the Plan shall be exercisable in whole or in installments and at such times as shall be provided by the Committee in the Award Agreement. Exercise of a SAR shall be by written notice to the Secretary of the Company at least two business days in advance of such exercise stating the election to exercise in the form and manner determined by the Committee. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the grant price of the SAR. Payment of amounts attributable to a SAR shall be made in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee, and the timing of such payment shall be specified in the Award Agreement with respect to each SAR.
Section 7.3    Restrictions. In the event a SAR is granted in tandem with an Incentive Stock Option, the Committee shall subject the SAR to restrictions necessary to ensure satisfaction of the requirements under section 422 of the Code. In the case of a SAR granted in tandem with an Incentive Stock Option to an Eligible Employee who owns more than 10% of the combined voting power of the Company or its Subsidiaries on the date of such grant, (i) the amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the Fair

Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR, which exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the SAR and (ii) the SAR shall not be exercisable after the five year anniversary of the date of grant.
ARTICLE VIII
RESTRICTED STOCK UNITS
Section 8.1    Grant of Restricted Stock Units. The Committee may from time to time, in its sole discretion, subject to the provisions of the Plan and subject to other terms and conditions as the Committee may determine, grant Restricted Stock Units, or RSUs, which are rights to receive shares of Common Stock or cash (or a combination thereof) at the end of a specified deferral period (which may or may not be coterminous with the vesting schedule of the Award), to any Eligible Employee, Consultant, or Eligible Director, subject to the following terms and conditions.
Section 8.2    Award and Restrictions. Settlement of an RSU shall occur upon expiration of the deferral period specified for such RSU by the Committee. In addition, RSUs shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. RSUs shall be satisfied by the delivery of shares of Common Stock or cash in the amount equal to the Fair Market Value of the specified number of shares of Common Stock covered by the RSUs, or a combination thereof, as determined by the Committee at the date of grant or thereafter.
Section 8.3    Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, a right to receive Dividend Equivalents paid with respect to the specified number of shares of Common Stock covered by an RSU shall be either (A) paid with respect to such RSU on the dividend payment date in cash or in shares of unrestricted shares of Common Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such RSUs and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units.
ARTICLE IX
PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS
Section 9.1    Performance Awards. The right of an Eligible Employee, Consultant or Eligible Director to receive a grant, and the right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.
Section 9.2    Annual Incentive Awards. The Committee is authorized to grant Annual Incentive Awards, which are conditional rights granted to an Eligible Employee to receive a cash payment, shares of Common Stock, or another Award, unless otherwise determined by the Committee, after the end of a specified year or other period.
ARTICLE X
OTHER AWARDS
Section 10.1    Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to an Eligible Employee, Eligible Director or Consultant, entitling the Participant to receive cash, Common Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Common Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.
Section 10.2    Other Bonus Awards. The Committee is authorized, subject to limitations under applicable law, to grant Other Bonus Awards to Participants, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified Subsidiaries of the Company. The Committee shall determine the terms and conditions of such Other Bonus Awards. Common Stock delivered pursuant to an Other Bonus Award in the nature of a purchase right granted under this Section 10.2 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Common Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any Other Bonus Award under this Plan, may also be granted pursuant to this Section 10.2.
ARTICLE XI
RECAPITALIZATION OR REORGANIZATION
Section 11.1    No Effect on Right or Power. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, Recapitalization, reorganization or other change in the Company’s or any Affiliated Entity’s capital structure or its business, any merger or consolidation of the Company or any Affiliated Entity, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliated Entity or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. In no event will any action taken by the Committee pursuant to this Article XI result in creation of deferred compensation within the meaning of the Nonqualified Deferred Compensation Rules.
Section 11.2    Subdivision or Consolidation of Shares; Stock Dividends. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied and the number of shares of Common Stock authorized pursuant to Article IV of the Plan, as applicable (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share. Adjustments under this Section 11.2 shall be made by the Committee and its determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive.
Section 11.3    Recapitalizations and Change of Control Events. If the Company undergoes a Recapitalization without the occurrence of a Change of Control Event, the number and class of shares of Common Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the Recapitalization if, immediately prior to the Recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award and the share limitations provided in Article IV shall be adjusted in a manner consistent with the Recapitalization. Upon a Change of Control Event the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives, which alternatives may vary among individual Participants and which may vary among Grants held by any individual Participant: (1) accelerate the time at which Grants may be exercised so that such Grants may be exercised in full for a limited period of time on or before a specified date (before or after such Change of Control Event) fixed by the Committee, after which specified date all unexercised Grants and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Grants held by such Participants (irrespective of whether such Grants are then vested or exercisable under the provisions of the Plan) as of a date, before or after such Change of Control Event, specified by the Committee, in which event the Committee shall thereupon cancel such Grants and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Grants over the exercise price(s), if any, under such Grants for such shares (except that to the extent an applicable exercise price under any such Grant is equal to or exceeds the Change of Control Value, in which case no amount shall be payable with respect to such Grant), or (3) make such adjustments to Grants then outstanding as the Committee deems appropriate to reflect such Change of Control Event (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Grants then outstanding), including, without limitation, adjusting a Grant to provide that the number and class of shares of Common Stock covered by such Grant shall be adjusted so that such Grant shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash), as determined by the Committee in its sole discretion.
Section 11.4    Vesting Upon Change of Control Event. Notwithstanding any other provision in this Plan to the contrary, unless expressly provided otherwise in the applicable Award Agreement,

Awards granted under the Plan to any Eligible Employee, Consultant or Eligible Director shall be immediately vested, fully earned and exercisable upon the occurrence of a Change of Control Event.
Section 11.5    Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of Recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the Date of Grant of any Award and not otherwise provided for by this Article XI, such Award and any Award Agreement shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Article XI, the aggregate maximum number of shares available under the Plan, the aggregate maximum number of shares that may be issued under the Plan through Incentive Stock Options, Options generally, SARs, Restricted Stock Awards, RSUs and Performance Awards and the maximum number of shares that may be subject to Awards granted to any one individual may be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive. Notwithstanding the foregoing, except as otherwise provided by the Committee, upon the occurrence of a Change of Control Event, the Committee, acting in its sole discretion without the consent or approval of any Participant, may require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Annual Incentive Awards and Performance Awards as of a date, before or after such Change of Control Event, specified by the Committee, in which event the Committee shall thereupon cancel such Annual Incentive Awards and Performance Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash equal to the maximum value (which maximum value may be determined, if applicable and in the discretion of the Committee, based on the then Fair Market Value of the Common Stock) of such Annual Incentive Award or Performance Award which, in the event the applicable performance or vesting period set forth in such Annual Incentive Award or Performance Award has not been completed, shall be multiplied by a fraction, the numerator of which is the number of days during the period beginning on the first day of the applicable performance or vesting period and ending on the date of the surrender, and the denominator of which is the aggregate number of days in the applicable performance or vesting period.
Section 11.6    Shareholder Action. Any adjustment provided for in the above Subparagraphs shall be subject to any required shareholder action.
Section 11.7    No Adjustments Unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractional share resulting from such adjustment shall be rounded up to the next whole share.

ARTICLE XII
GENERAL
Section 12.1    Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of shareholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to shareholders for approval; provided, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this Plan; provided, however, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. For purposes of clarity, any adjustments made to Awards pursuant to Article XI will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.
Section 12.2    Termination of Employment; Termination of Service.
(a)    If an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity terminates as a result of death, Disability or Retirement, the Eligible Employee (or personal representative in the case of death) shall be entitled to purchase all or any part of the shares subject to any vested Option for a period of up to three months from such date of termination (one year in the case of death or a Disability that is also a “disability” within the meaning of section 22(e)(3) of the Code, in lieu of the three-month period). If an Eligible Employee’s employment terminates for any other reason, the Eligible Employee shall be entitled to purchase all or any part of the shares subject to any vested Option for a period of up to three months from such date of termination. In no event shall any Option be exercisable past the term of the Option. The Committee may, in its sole discretion, accelerate the vesting of unvested Awards in the event of termination of employment of any Participant.
(b)    In the event a Consultant ceases to provide services to the Company or an Eligible Director terminates service as a director of the Company, the unvested portion of any Award shall be forfeited unless otherwise accelerated pursuant to the terms of the Eligible Director’s or Consultant’s Award Agreement or by the Committee. The Consultant or Eligible Director shall have a period of one year following the date he ceases to provide consulting services or ceases to be a director, as applicable, to exercise any Nonqualified Stock Options which are otherwise exercisable on his date of termination of service.
Section 12.3    Limited Transferability-Options. The Committee may, in its discretion, authorize all or a portion of the Nonqualified Stock Options granted under this Plan to be on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the Immediate Family Members of the Participant, (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership or limited liability company in which such Immediate Family Members are the only partners or members. In addition there may be no consideration for any such transfer. The Award Agreement pursuant to which such Nonqualified Stock Options are granted shall expressly provide for transferability in a manner consistent with this paragraph. Subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except as set forth below in this Section 12.3. All terms of the Award Agreement, including all vesting provisions, shall continue to apply to the Nonqualified Stock Option. The events of termination of employment of Section 12.2 hereof shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 12.2 hereof. No transfer pursuant to this Section 12.3 shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Committee shall request. With the exception of a transfer in compliance with the foregoing provisions of this Section 12.3, all other types of Awards authorized under this Plan shall be transferable only by will or the laws of descent and distribution or with the Committee’s advance approval, which may be given or withheld in the Committee’s sole discretion; however, no such transfer shall be effective to bind the Company unless the Committee has been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Award.
Section 12.4    Withholding Taxes. Unless otherwise paid by the Participant, the Company, its Subsidiaries or any of its Affiliated Entities shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the Company to withhold from any payment of the Award a number of shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes. However, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an adverse accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Committee, and any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Common Stock through net settlement or previously owned shares shall be approved by either a committee made up of solely two or more Qualified Members or the full Board.
Section 12.5    Regulatory Approval and Listings. During the time that the Company is subject to the reporting requirements of section 12 of the Exchange Act, or earlier, in the sole discretion of the Committee, the Company shall file with the Securities and Exchange Commission and keep continuously effective, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency or stock exchange which the Committee shall, in its sole discretion, determine to be necessary or advisable. In addition, and notwithstanding anything contained in this Plan to the contrary, while the Company is subject to the reporting requirements of section 12 of the Exchange Act, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to:
(a)    the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and
(b)    the completion of any registration or other qualification of such shares under any state or Federal law or ruling of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.
Notwithstanding anything to the contrary above, nothing herein or in any Award agreement shall require the Company to issue any shares of Common Stock with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association as then in effect. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Common Stock that is acquired upon grant, exercise or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any stock exchange upon which the Common Stock is then listed.
Section 12.6    No Right to Continued Employment. Participation in the Plan shall not give any Eligible Employee, Eligible Director or Consultant any right to remain in the employ of, or the right to continue in a service relationship with, the Company, any Subsidiary, or any Affiliated Entity. The Company or, in the case of employment or a service relationship with a Subsidiary or an Affiliated Entity, the Subsidiary or Affiliated Entity reserves the right to terminate any Eligible Employee, Eligible Director or Consultant at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Award.
Section 12.7    Reliance on Reports. Each member of the Board and each member of the Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Board or the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.
Section 12.8    Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section

12.8 nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Common Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.
Section 12.9    Additional Agreements. Each Eligible Employee, Eligible Director or Consultant to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such individual’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its Affiliate Entities, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.
Section 12.10    Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the Sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
Section 12.11    Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded by applicable Federal law. The obligation of the Company to sell and deliver Common Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Stock.
Section 12.12    Other Laws or Rules. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 promulgated under the Exchange Act as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b) of the Exchange Act. The Board may refuse to issue or transfer any shares of Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law, regulation, or stock exchange rule or entitle the Company to recover the same under section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
Section 12.13    No Trust or Fund Created. The Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliated Entity and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate Entity pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliated Entity.
Section 12.14    Severability and Reformation. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
Section 12.15    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval, as required, shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in the Plan shall be construed to prevent the Company or any of its Affiliate Entities from taking any corporate action which is deemed by the Company or such Affiliated Entity to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Affiliate Entities as a result of any such action.
Section 12.16    Clawback. Notwithstanding any other provisions in this Plan, any Award granted hereunder shall be subject to any written clawback policies of the Company (whether adopted prior to or following the Effective Date), and will also be subject to recovery, deduction or clawback as may be required under any applicable law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).